UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2024

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Invesco Commercial Real Estate Finance Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-8400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02Unregistered Sales of Equity Securities.

On April 1, 2024, Invesco Commercial Real Estate Finance Trust, Inc. (the “Company”) sold shares of common stock as follows:

	Number of Shares Sold	Price Per Share	Upfront Selling Commissions	Aggregate Consideration
Class S-1 Common Stock	458,665	$25.3226	$147,653	$11,762,253
Class I Common Stock	89,159	$25.3032	—	$2,256,000
Class E Common Stock	5,926	$25.3128		$150,000
Class F Common Stock	3,950,570	$25.3128		$100,000,000

The price per share of the Class S-1 common stock, Class I common stock and Class E common stock was equal to the net asset value ("NAV") per share of each such class of common stock as of February 29, 2024, plus any upfront selling commissions.

The Class F Common Stock was issued to Texas Municipal Retirement System (“TMRS”) pursuant to the subscription agreement, dated December 5, 2023, between the Company and TMRS (the “Subscription Agreement”). Pursuant to the Subscription Agreement, the purchase price per share of Class F common stock for the initial purchase by TMRS was equal to the NAV per share of Class E Common Stock as of February 29, 2024.

The offer and sale of these shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder as they did not involve any public offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date:April 3, 2024